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Exhibit 10.44

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

        This Third Amendment to Amended and Restated Credit Agreement (herein, the "Amendment") is made as of February 28, 2003, by and among Morton Industrial Group, Inc., a Georgia corporation (the "Borrower"), the Lenders party to the Credit Agreement hereinafter identified and defined, and Harris Trust and Savings Bank, as Agent for the Lenders (in such capacity, the "Agent").

RECITALS

        A.    The Lenders currently extend credit to the Borrower on the terms and conditions set forth in that certain Amended and Restated Credit Agreement dated as of February 25, 2002, as amended, by and among the Borrower, the Guarantors, the Lenders, and the Agent (the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

        B.    The Borrower has requested that the Lenders extend the final maturity date of the Term Loans and the Revolving Credit, and make certain changes to the financial covenants and the Borrowing Base and certain other terms and provisions set forth in the Credit Agreement, and the Lenders are willing to agree to such changes, all on the terms and conditions herein set forth.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    AMENDMENTS.

        Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

        1.1.    Section 1.2 of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it with a new sentence to read in its entirety as follows:

    From and after the Third Amendment Effective Date, each Term Note shall mature in monthly installments, commencing on February 28, 2003 and continuing on the last day of each month occurring thereafter to and including March 31, 2004, with the principal installments on the Term Notes to aggregate (i) $50,000 for the installment due on February 28, 2003, (ii) $100,000 for the installment due on March 31, 2003, (iii) $350,000 for the installment due on April 30, 2003, (iv) $500,000 per installment thereafter and through and including December 31, 2003, and (v) and $250,000 per installment thereafter and through and including March 31, 2004, and with a final principal payment on all the Term Notes due on April 1, 2004 in an amount equal to all principal and interest not sooner paid, and with the amount of each payment due on the Term Note held by each Lender to be equal to such Lender's Term Percentage of such payment.

        1.2.    Section 3.1(e) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            (e)    Restructuring, Amendment and Accrued Fees.    The Borrower shall pay to the Agent, for the ratable account of the Lenders, the following fees:

            (A)    the restructuring fees referred to in the Credit Agreement as originally entered into, but payable as follows, namely, on the earliest of (i) April 1, 2004, (ii) the Termination Date (whether due to acceleration or otherwise) or (iii) the repayment in full of the aggregate principal amount of all Loans hereunder, the sum of (1) $250,000, representing a restructuring fee earned on the Effective Date of the Credit Agreement and (2) $450,000, representing other fees due and owing to the Lenders on the Effective Date of the Credit Agreement the payment of which has been deferred by agreement of the parties hereto;

            (B)    a Third Amendment restructuring fee in the amount of $300,000, such fee having been earned on the Third Amendment Effective Date and to be payable in six installments as follows: (i) $50,000 per month commencing on October 10, 2003 and the 10th day of each month thereafter through and including March 10, 2004, and (ii) any portion of such $300,000 fee remaining unpaid on the Termination Date shall become due and payable on the Termination Date; and

            (C)    the amendment fee of $300,000 provided for in the First Amendment to Amended and Restated Credit Agreement dated as of August 14, 2002, which fee was earned on the effective date of such First Amendment to Amended and Restated Credit Agreement, and which fee the Borrower hereby agrees to pay (and the Lenders hereby agree to receive, notwithstanding the terms of said First Amendment) in six installments as follows: (i) $50,000 per month commencing on April 10, 2003 and the 10th day of each month thereafter through and including September 10, 2003, and (ii) any portion of such $300,000 fee remaining unpaid on the Termination Date shall become due and payable on the Termination Date.

        1.3.    Section 3.3(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            (a)    Excess Cash Flow.    No later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and 90 days after the end of the fourth fiscal quarter of each fiscal year of the Borrower, the Borrower shall pay over to the Agent for the ratable benefit of the Lenders, as and for a mandatory prepayment, an amount equal to 50% of the amount by which EBITDA for such fiscal quarter exceeds the projected EBITDA for such fiscal quarter as identified in the Approved Base Case, each such prepayment to be allocated to the Term Loans until repaid in full, and then to prepay the Revolving Loans and prefund any outstanding Letters of Credit.

        1.4.    Section 3.3(d) of the Credit Agreement is hereby amended by deleting the words "due on July 1, 2003" at the conclusion thereof and replacing them with the words "due on April 1, 2004".

        1.5.    The definition of "Approved Base Case" set forth in Section 5.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            "Approved Base Case" means the Borrower's final base case projections delivered to the Lenders on February 13, 2003 and covering the period through December 31, 2003, to be supplemented by additional projections for the period through March 31, 2004 which additional projections shall be in form and substance satisfactory to the Lenders and shall be delivered by October 1, 2003, and provided that if satisfactory additional projections are not delivered by October 1, 2003, the Approved Base Case for the period from January 1, 2004 through March 31, 2004 shall be determined by the Agent in its sole discretion.

        1.6.    The definition of "Borrowing Base" set forth in Section 5.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            "Borrowing Base" means, as of any time it is to be determined, the sum of:

              (a)    85% of the then net book value of Eligible Accounts (computed using the method of receivables valuation applied by the Borrower in accordance with GAAP which reflects such value as the net book value of its receivables, except that net book value for such purposes shall not reflect any reserve for accounts more than ninety days past due that have already been excluded from gross accounts in computing such Eligible Accounts) less such other reserves for uncollectibility, location of account debtor, contras and other matters as the Agent or Required Lenders in good faith shall from time to time reasonably deem appropriate to adjust such net book value; plus

              (b)    60% of the value (computed at its cost using the method of inventory valuation applied by the Borrower in accordance with GAAP which reflects such cost on the Borrower's books as its net book value, but in any event after reducing such value as so computed by the aggregate amount of all reserves for obsolescence, slow-moving items, shrinkage and all such other matters as the Agent or Required Lenders in good faith shall from time to time reasonably deem appropriate to adjust such net book value) of Eligible Inventory; plus

              (c)    the Other Asset Value then in effect;

    provided that the Borrowing Base shall be computed only as against and on so much of the Collateral as is included on the certificates to be furnished from time to time by the Borrower pursuant to Section 8.5(f) hereof and, if required by the Agent pursuant to any of the terms hereof or any Collateral Document, as verified by such other evidence required to be furnished to the Agent pursuant hereto or pursuant to any such Collateral Document. Notwithstanding the foregoing to the contrary: (i) the amount of Eligible Accounts otherwise included in the Borrowing Base shall be reduced, dollar for dollar, by a reserve equal to the amount (if any) by which (x) the aggregate amount of accounts payable owing by the Borrower and its Subsidiaries to Deere and Caterpillar and their respective Affiliates for inventory and supplies purchased (the "Deere/Caterpillar Payables") at any time exceeds (y) $3,000,000; (ii) no reserve will be imposed in computing the Borrowing Base as of any time solely in respect of the Deere/Caterpillar Payables to the extent the same do not exceed such limit; and (iii) the Agent and the Required Lenders shall have the right to impose reserves for other matters arising in connection with receivables owing by Deere and Caterpillar and to otherwise impose reserves in accordance with the Credit Agreement.

        1.7.    The definitions of "EBIT" and "EBITDA" set forth in Section 5.1 of the Credit Agreement are each hereby amended and restated to read in their entirety as follows:

            "EBIT" means, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income for such period in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) with respect to any applicable accounting period of the Borrower during fiscal 2002, to the extent such charges against Consolidated Net Income are reflected on the Borrower's annual audited financial statements for fiscal 2002, (x) non-cash charges reflecting impairment charges arising from SFAS No. 142 (Goodwill and Other Intangible Assets), for such period, (y) non-cash charges for accretion of discount on preferred stock of the Borrower for such period, and (z) charges for workers' compensation reserves, inventory valuation adjustments, group health care reserves and other year-end adjustments for such period not exceeding in the aggregate for all charges described in this clause (z) $1,000,000 in charges for all of fiscal 2002.

            "EBITDA" means, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income for such period in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Borrower and its Subsidiaries, plus (iv) with respect to any applicable accounting period of the Borrower during fiscal 2002, to the extent such charges against Consolidated Net Income are reflected on the Borrower's annual audited financial statements for fiscal 2002, (x) non-cash charges reflecting impairment charges arising from SFAS No. 142 (Goodwill and Other Intangible Assets), for such period, (y) non-cash charges for accretion of discount on preferred stock of the Borrower for such period, and (z) charges for workers' compensation reserves, inventory valuation adjustments, group health care reserves and other year-end adjustments for such period not exceeding in the aggregate for all charges described in this clause (z) $1,000,000 in charges for all of fiscal 2002.

        1.8.    The definition of "Interest Expense" set forth in Section 5.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            "Interest Expense" means, with reference to any period (the "measurement period"), the sum of all interest charges with respect to Indebtedness (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Borrower and its Subsidiaries for such measurement period determined in accordance with GAAP.

        1.9.    The definition of "Other Asset Value" set forth in Section 5.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            "Other Asset Value" means (a) from the Third Amendment Effective Date through and including March 1, 2003, $5,000,000, and (b) on and after March 1, 2003, $3,500,000, provided that such Other Asset Value shall be further reduced (but not below $0), effective 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and 90 days after the end of the fourth fiscal quarter of each fiscal year of the Borrower, by 50% of the amount by which EBITDA for such fiscal quarter exceeds the projected EBITDA for such fiscal quarter as identified in the Approved Base Case.

        1.10.    The definition of "Termination Date" set forth in Section 5.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            "Termination Date" means (x) April 1, 2004, or (y) if earlier, such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Sections 3.4, 9.2 or 9.3 hereof.

        1.11.    Section 5.1 of the Credit Agreement is hereby amended by adding a new definition of "Third Amendment Effective Date" thereto in its appropriate order in the alphabetical sequence, such definition to read in its entirety as follows:

            "Third Amendment Effective Date" means the date upon which the Third Amendment to Amended and Restated Credit Agreement by and among the Borrower, the Lenders and the Agent setting forth certain amendments to this Agreement becomes effective pursuant to its terms.

        1.12.    Section 8.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            Section 8.6.    Interest Coverage Ratio.    The Borrower will, as of the last day of each monthly accounting period of the Borrower ending on or about any date specified below, maintain an Interest Coverage Ratio as of such date of not less than:

PERIOD ENDING ON OR ABOUT	INTEREST COVERAGE RATIO SHALL NOT BE LESS THAN
January 31, 2003	0.75 to 1.0
February 28, 2003	0.70 to 1.0
March 31, 2003	0.65 to 1.0
April 30, 2003	0.65 to 1.0
May 31, 2003	0.58 to 1.0
June 30, 2003	0.65 to 1.0
July 31, 2003	0.74 to 1.0
August 31, 2003	0.80 to 1.0
September 30, 2003	0.80 to 1.0
October 31, 2003	0.85 to 1.0
November 30, 2003	0.95 to 1.0
December 31, 2003	1.05 to 1.0
January 31, 2004	1.05 to 1.0
February 28, 2004	1.05 to 1.0
March 31, 2004	1.05 to 1.0

        1.13.    Section 8.7 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

    Section 8.7.    Cash Flow Leverage Ratio.    The Borrower shall not, at any time during any monthly accounting period of the Borrower ending on or about any date specified below,

    permit the Cash Flow Leverage Ratio at any time during such monthly accounting period to be greater than:

PERIOD ENDING ON OR ABOUT	CASH FLOW LEVERAGE RATIO SHALL NOT BE GREATER THAN
January 31, 2003	5.20 to 1.0
February 28, 2003	5.20 to 1.0
March 31, 2003	5.40 to 1.0
April 30, 2003	5.35 to 1.0
May 31, 2003	5.50 to 1.0
June 30, 2003	5.45 to 1.0
July 31, 2003	5.10 to 1.0
August 31, 2003	5.00 to 1.0
September 30, 2003	5.00 to 1.0
October 31, 2003	4.90 to 1.0
November 30, 2003	4.75 to 1.0
December 31, 2003	4.60 to 1.0
January 31, 2004	4.50 to 1.0
February 28, 2004	4.40 to 1.0
March 31, 2004	4.20 to 1.0

        1.14.    Section 8.8 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

    Section 8.8.    EBITDA.    The Borrower will maintain EBITDA for each twelve fiscal month period ending on the dates specified below in an amount not less than the sum indicated to the right of such date below:

TWELVE FISCAL MONTH PERIOD ENDING	EBITDA SHALL NOT BE LESS THAN:
January 31, 2003	$10,100,000
February 28, 2003	$9,700,000
March 31, 2003	$9,400,000
April 30, 2003	$9,400,000
May 31, 2003	$9,200,000
June 30, 2003	$9,200,000
July 31, 2003	$9,400,000
August 31, 2003	$9,600,000
September 30, 2003	$9,600,000
October 31, 2003	$9,600,000
November 30, 2003	$9,800,000
December 31, 2003	$10,000,000
January 1, 2004	$10,100,000
February 1, 2004	$10,100,000
March 1, 2004	$10,100,000

        1.15.    Section 8.9 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            Section 8.9.    Fixed Charge Coverage Ratio.    The Borrower will not, as of the last day of each monthly accounting period of the Borrower ending on or about any date specified below, permit the Fixed Charge Coverage Ratio to be less than:

PERIOD ENDING ON OR ABOUT	FIXED CHARGE LEVERAGE RATIO SHALL NOT BE GREATER THAN
January 31, 2003	0.95 to 1.0
February 28, 2003	0.95 to 1.0
March 31, 2003	0.95 to 1.0
April 30, 2003	0.94 to 1.0
May 31, 2003	0.91 to 1.0
June 30, 2003	0.93 to 1.0
July 31, 2003	0.95 to 1.0
August 31, 2003	0.98 to 1.0
September 30, 2003	0.98 to 1.0
October 31, 2003	0.98 to 1.0
November 30, 2003	1.00 to 1.0
December 31, 2003	1.05 to 1.0
January 31, 2004	1.10 to 1.0
February 28, 2004	1.10 to 1.0
March 31, 2004	1.15 to 1.0

        1.16.    Section 8.10 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            Section 8.10.    Capital Expenditures.    The Borrower will not, nor will it permit any Subsidiary to, expend or (without duplication) become obligated to expend, in each case for Capital Expenditures aggregating for the Borrower and its Subsidiaries (taken together) in excess of $2,500,000 during fiscal 2003 and $1,000,000 during the period from January 1, 2004 through and including the Termination Date.

SECTION 2.    CONDITIONS PRECEDENT.

        The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

        2.1.    The Borrower, the Agent, and the Lenders shall have executed and delivered this Amendment, and the Guarantors shall have executed and delivered their consent to this Amendment in the space provided for that purpose below.

        2.2.    The Borrower and the holders of the Bank Warrants shall have executed and delivered amendments thereto in form satisfactory to each such holder extending the Expiration Dates (as defined in the Bank Warrants) to December 31, 2005.

        2.3.    The Borrower shall have delivered to the Agent certified copies of resolutions of the Board of Directors of the Borrower and each Guarantor authorizing the execution and delivery of this Amendment.

        2.4.    Legal matters incident to this Amendment shall be satisfactory to the Agent and the Lenders and their counsel.

        2.5.    The Borrower shall have paid all fees and expenses of counsel to the Agent with respect to the preparation of this Amendment as well as all prior fees and charges of counsel to the Agent incurred prior to the date hereof which remain outstanding and unpaid.

        2.6.    The Borrower shall have delivered to the Agent a fully executed copy of an agent's fee letter relating to the Credit Agreement.

        2.7.    The Borrower shall have executed and delivered to the Agent supplements to each mortgage delivered under the Credit Agreement, duly executed, reflecting the terms of this Amendment.

        2.8.    The Borrower shall have consented to be delivered to the Agent a date-down endorsement for each policy of title insurance and all endorsements thereunder delivered in connection with the Credit Agreement in form and substance acceptable to the Agent from the issuer of such policy or another title insurance company acceptable to the Agent, maintaining the existing level of coverage under each such policy, provided that any such endorsements which are not available on the effective date hereof will be delivered by the Borrower not later than 90 days after the effective date hereof.

SECTION 3.    REPRESENTATIONS.

        In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof, and after giving effect to this Amendment, (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects (except that for purposes of this paragraph the representations contained in Section 6.4 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Lenders) and (b) the Borrower is in full compliance with all of the terms and conditions of the Credit Agreement after giving effect to this Amendment and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4.    RELEASE OF CLAIMS.

        TO INDUCE THE LENDERS AND THE AGENT TO ENTER INTO THIS AMENDMENT, THE BORROWER AND THE GUARANTORS HEREBY RELEASE, ACQUIT, AND FOREVER DISCHARGE THE LENDERS, THE AGENT AND THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, ATTORNEYS, ADVISORS, CONSULTANTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS, AND CAUSES OF ACTION OF ANY KIND (IF THERE ARE ANY), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, THAT THEY NOW HAVE OR EVER HAD AGAINST THE LENDERS, THE AGENT AND THE OTHER PARTIES IDENTIFIED ABOVE, OR ANY ONE OR MORE OF THEM INDIVIDUALLY, UNDER OR IN CONNECTION WITH THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

SECTION 5.    MISCELLANEOUS.

        5.1.    The Borrower has heretofore executed and delivered to the Agent and the Lenders certain of the Collateral Documents. The Borrower hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Agent and the Lenders thereunder, the obligations of the Borrower thereunder, and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired, or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

        5.2.    Except as specifically amended herein or waived hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

        5.3.    The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and expenses of counsel for the Agent with respect to the foregoing.

        5.4.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

        [SIGNATURE PAGES TO FOLLOW]

        This Third Amendment to Amended and Restated Credit Agreement is entered into by the parties hereto as of the date and year first above written.

MORTON INDUSTRIAL GROUP, INC.
By
Name

Title

Accepted and agreed to.
HARRIS TRUST AND SAVINGS BANK
By
Name

Title

BRANCH BANKING & TRUST CO.
By
Name

Title

U.S. BANK NATIONAL ASSOCIATION f/k/a Firstar Bank, N.A.
By
Name

Title

LASALLE BANK NATIONAL ASSOCIATION
By
Name

Title
NATIONAL CITY BANK
By
Name

Title

GUARANTORS' ACKNOWLEDGEMENT AND CONSENT

        Each of the undersigned hereby acknowledges and agrees that it is a Guarantor under the terms of Section 11 of the Credit Agreement and, as such has executed and delivered certain Collateral Documents pursuant to the Credit Agreement. The undersigned hereby consent to the Third Amendment to Amended and Restated Credit Agreement as set forth above and agree to the terms thereof, including, without limitation, Section 4 thereof, and the undersigned hereby confirm that their guaranties and the Collateral Documents executed by them, and all of the obligations of the undersigned thereunder, remain in full force and effect. The undersigned further agree that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained. The undersigned acknowledge the Lenders are relying on this acknowledgement and consent in entering into the Third Amendment to Amended and Restated Credit Agreement with the Borrower.

MORTON METALCRAFT CO.
By
Name

Title

MORTON METALCRAFT CO. OF NORTH CAROLINA
By
Name

Title

MORTON METALCRAFT CO. OF SOUTH CAROLINA
By
Name

Title

MID CENTRAL PLASTICS, INC.
By
Name

Title

B&W METAL FABRICATORS, INC.
By
Name

Title

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  Exhibit 10.44